UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  05/26/2005

VARSITY GROUP INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-28977

DE	54-1876848
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1850 M Street NW, Washington, DC 20036
(Address of Principal Executive Offices, Including Zip Code)

202.349.1242
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On May 26, 2005, Varsity Group Inc. signed a definitive agreement to to acquire privately held Campus Outfitters, LLC, for approximately $3.0 million in cash and 123,967 shares of stock valued at $750,000, plus the assumption of certain liabilities. Campus Outfitters, LLC is based in College Park, MD and is a leading provider of uniform needs for private schools. The purchase agreement between Varsity Group Inc. and Campus Outfitters, LLC is attached in this form 8-K as Exhibit 2.1.

The foregoing description of the purchase agreement is qualified in its entirety by reference to the copy of the purchase agreement filed as Exhibit 2.1 hereof, which is incorporated by reference herein.

In connection with the closing of the transaction, Varsity Group Inc. entered into an employment agreement with Adam Hanin. Mr. Hanin's position with Varsity Group Inc. will be Executive Vice President of Sales and Development with a base salary of $190,000 per year and a bonus of up to $40,000 to be determined based on certain financial metrics. In addition, Mr. Hanin received 400,000 stock options. Mr. Hanin's employment agreement is attached in this form 8-K as Exhibit 10.1.

The description of the employment agreement with Mr. Hanin is qualified in its entirety by reference to the copy of the employment agreement filed as Exhibit 10.1 hereof, which is incorporated by reference herein.

Item 1.02.    Termination of a Material Definitive Agreement

On May 26, 2005, Dan Rush, Vice President of Sales for Varsity Group Inc., separated from Varsity Group Inc., thereby terminating the employment agreement between Mr.Rush and Varsity Group Inc., filed as an exhibit to Varsity Group's Form 10-Q for the quarter ended September 30, 2003.

Item 2.01.    Completion of Acquisition or Disposition of Assets

On May 26, 2005, Varsity Group Inc. announced the acquisition of Campus Outfitters, LLC. Additional information regarding the acquisition is provided in item 1.01 above, which information is incorporated by reference into this Item 2.01. The purchase agreement between Varsity Group Inc. and Campus Outfitters, LLC is attached in this form 8-K as Exhibit 2.1.

Item 2.02.    Results of Operations and Financial Condition

On May 26, 2005, Varsity Group Inc. announced via conference call its first quarter 2005 results, its acquisition of Campus Outfitters, LLC, and certain other financial information. The transcript of the conference call is attached in this form 8-K as Exhibit 99.1 and the webcast of the conference call is also archived on the Company's website at www.varsity-group.com

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the closing of the acquisition of Campus Outfitters, LLC, Varsity Group Inc. entered into an employment agreement with Adam Hanin, newly named Executive Vice President of Sales and Development of Varsity Group. Additional information regarding the employment agreement with Mr. Hanin is provided in item 1.01 above, which information is incorporated by reference into this Item 5.02. The employemnt agreement between Varsity Group Inc. and Mr. Hanin is attached in this form 8-K as Exhibit 10.1.

Item 7.01.    Regulation FD Disclosure

On May 26, 2005, Varsity Group Inc. announced via press release its acquisition of Campus Outfitters, LLC. A copy of the Company's press release is attached hereto as Exhibit 99.2. This Form 8-K, the information contained herein, and the attached exhibit are furnished under Item 12 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission. The information contained herein and in the accompanying exhibit shall not be incorporated by reference to any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

VARSITY GROUP INC

Date: June 01, 2005.	By:	/s/ Jack M Benson
Jack M Benson
CFO

Exhibit Index

Exhibit No.	Description
EX-10.1	Employment agreement between Varsity Group Inc. and Adam Hanin
EX-99.2	Press Release
EX-2.1	Purchase agreement between Varsity Group Inc. and Campus Outfitters, LLC (Exhibits and Schedules omitted, but available upon request by the Securities and Exchange Commission.)
EX-99.1	First quarter fiscal 2005 conference call script